                                     FORM OF

                            ALPHA ENGINESCORPORATION

                                 CLASS B COMMON
                            STOCK PURCHASE AGREEMENT
                               September 15, 1988

EXHIBIT 10.6

Alpha Engines Corporation

                            ALPHA ENGINES CORPORATION
                         CONSOLIDATED FREIGHTWAYS, INC.

                                                                            Page

  1.     SALE OF SHARES                                                        2
  2.     CLOSING DATE; DELIVERY                                                2
         2.1 Closing Date                                                      2
         2.2 Delivery                                                          2
  3 .    REPRESENTATIONS AND WARRANTIES OF ALPHA                               2
         3.1 Definition of Material Adverse Change                             2
         3.2 Organization and Standing; Certificate and Bylaws                 2
         3.3 Corporate Power                                                   2
         3.4 Subsidiaries                                                      3
         3.5 Capitalization                                                    3
         3.6 Authorization                                                     3
         3.7 Patents, Trademarks, etc.                                         3
         3.8 Compliance With Other Instruments, None Burdensome, etc.          4
         3.9 Proprietary Agreements; Employees                                 4
         3.10 Litigation, etc.                                                 4
         3.11 Governmental Consent, etc.                                       5
         3.12 Offering                                                         5
         3.13 Title                                                            5
         3:14 Material Contracts and Commitments                               5
         3.15 Financial Information                                            5
         3.16 Registration Rights                                              5
         3.17 Certain Transactions                                             6
         3.18 Corporate Documents; Minute Books                                6
         3.19 Employee Benefit Plans                                           6
         3.20 Real Property Holding Company; Public Utility Holding Company;
                  Investment Company                                           6
         3.21 Disclosure                                                       6
         3.22 Changes                                                          6
         3.23 Representations and Warranties of Founders                       6
  4.     REPRESENTATIONS AND WARRANTIES OF THE FOUNDERS                        7
         4.1 Compliance With Other Instruments                                 7
         4.2 Rights of Other Parties                                           7
  5.     REPRESENTATIONS AND WARRANTIES OF PURCHASERS
             AND RESTRICTIONS ON TRANSFER IMPOSED BY
             THE SECURITIES ACT OF 1933                                        7
         5.1 Representations and Warranties by CF                              7
         5.2 Legends                                                           9

Alpha Engines Corporation

         5.3   Removal of Legend and Transfer Restrictions                     9
         5.4   Rule 144                                                        9
 6.      CONDITIONS TO CLOSING                                                10
         6.1   Conditions to CF's Obligations                                 10
         6.2   Conditions to Alpha's Obligations                              10
 7.      AFFIRMATIVE COVENANTS                                                10
         7.1   Financial Information                                          10
         7.2   Equity Method of Accounting and Access to Additional
                 Information                                                  11
         7.3   Conflicts of Interest                                          11
         7.4   Use of Proceeds                                                12
         7.5   Agreement to Enter Into a Joint Venture                        12
         7.6   Notice of Acquisition                                          13
         7.7   Assignment of Rights                                           13
         7.8   Confidentiality of Information                                 13
 8.      MISCELLANEOUS                                                        14
         8.1   Waivers and Amendments                                         14
         8.2   Governing Law; Forum                                           14
         8.3   Survival                                                       14
         8.4   Successors and Assigns                                         14
         8.5   Entire Agreement                                               14
         8.6   Notices, etc.                                                  14
         8.7   Severability                                                   15
         8.8   Finder's Fees and Other Fees                                   15
         8.9   Expenses                                                       15
         8.10 Headings                                                        15
         8.11 Counterparts                                                    15
         8.12 Delays and Omissions                                            16

                                INDEX OF EXHIBITS

  Exhibit 3                   Schedule of Exceptions
  Exhibit 3.3                 Registration Rights Agreement
  Exhibit 3.5                 Stockholder List
  Exhibit 3.14                Contracts
  Exhibit 6.1                 Opinion of Counsel to Alpha
  Exhibit 7.5                 Minimum Terms and Conditions of Joint Venture
  Exhibit 7.8                 Confidentiality Agreement

Alpha Engines Corporation
Class B Common Stock Purchase Agreement

                            ALPHA ENGINES CORPORATION
                           370 17th Street, Suite 900
                             Denver, Colorado 80202

                              CLASS B COMMON STOCK
                               PURCHASE AGREEMENT

THIS CLASS B COMMON STOCK PURCHASE AGREEMENT ("Agreement") is between ALPHA
ENGINES CORPORATION, a Delaware corporation ("Alpha"), CONSOLIDATED
FREIGH'TWAYS, INC., a Delaware corporation ("CF"), and Robert L. Scragg
("Founder"). This Agreement is effective as of September 15, 1988.

                                   RECITALS

     A. Alpha has developed a revolutionary new engine technology, called the
Scragg Orbital a Disk Impulse Turbine Engine ("SODI Engine"), which appears to deliver significant improvements over the standard piston and turbine engine with respect to fuel economy, environmental effect, manufacturing cost, weight, size, and maintenance expense.

     B. CF wants Alpha to undertake an accelerated project to develop and fabricate, based on experimental SODI Engine parameters, a SODI turbine and mate the turbine with a standard third-party manufactured compressor assembly forming a complete SODI Engine producing at least 78 horsepower and operable with either diesel or methanol fuels ("SODI Demonstration Engine") to permit CF to evaluate the engine's feasibility and characteristics for use in the heavy duty truck engine field of use. Alpha requires additional capital to execute the accelerated project.

     C. As a result, and subject to the terms and conditions of this Agreement,
CF will purchase 571,428 shares of Alpha's Class B Common Stock, Par Value
$0.001("Shares") at a price of $0.35 per share. Alpha will use the proceeds to construct, demonstrate, and make available for testing a SODI Demonstration
Engine and will use its best efforts to complete the project within the six-month period immediately following the closing of the CF's stock purchase.

     D. To induce CF to purchase the Shares, (1) Alpha will grant CF piggyback and certain other registration rights with respect to Alpha stock, and (2) upon
CF's determination in its sole discretion that it wishes to proceed with the design, development, and construction of a SODI Engine that can function as a heavy duty truck engine in actual use and will be capable of commercial production in quantity ("SODI Production Engine"), Alpha will negotiate in good faith with CF to form a joint venture between CF and Alpha with exclusive rights to the SODI Engine within the heavy duty truck engine field of use.

     E. The above is intended solely to summarize some of the major terms of this Agreement The actual terms and conditions of this Agreement are set forth below.

Alpha Engines Corporation
Class B Common Stock Purchase Agreement

                                    AGREEMENT

     1. ~ SALE OF THE SHARES. Subject to the terms and conditions of this
Agreement, Alpha will issue and sell to CF, and CF will purchase, the Shares at a price of $0.35 per share.

     2. CLOSING DATE; DELIVER.

     2.1 Closing Date.

                   (a) Purchase and Sale. The closing of the purchase and sale of the Shares will be held at the offices of John P. Kelly, Esq., Consolidated
Freightways, Inc., 175 Linfield Drive, Menlo Park, California, at 8:00 a.m. on
September 15, 1988, or at such other time and place as Alpha and CF may agree in writing.

                   (b) Closing. The closing referred to in Section 2.1(a) above is referred to as the "Closing" and the date of the Closing is referred to as the "Closing Date".

     2.2 Delivery. Subject to the terms of this Agreement, at the Closing Alpha will deliver to CF the certificates representing the Shares to be purchased by
CF from Alpha, against payment of the purchase price for the Shares by, at the option of CF, a cashiers' check or checks (payable to the order of Alpha) or by wire transfer.

     3. REPRESENTATIONS AND WARRANTIES OF ALPHA. Alpha represents and warrants to CF that except as set forth on a Schedule of Exceptions attached to this,
Agreement as Exhibit 3 (which exceptions must specifically refer to this
Agreement, must identify the section of this Agreement requiring disclosure, and will be treated as representations and warranties made under this Agreement):

     3.1 Definition of Material  Adverse Event. For purposes of this Agreement,
"Material Adverse Event" means an occurrence having a consequence that either
(a) is materially adverse as to the business, operations, assets, prospects, or financial condition of Alpha or any Alpha subsidiary, or (b) is reasonably foreseeable or has a reasonable likelihood of occurring, and if it were to occur would be materially adverse as to the business, operations, assets, prospects, or financial condition of Alpha or any Alpha subsidiary.

     3.2  Organization and Standing; Certificate and Bylaws. Alpha is a
corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its businesses as now conducted and as proposed to be conducted Alpha is qualified, licensed, or domesticated as a foreign corporation in all jurisdictions where such qualification, licensing, or domestication is required, except where the failure to so qualify would not be a Material Adverse
Event. Copies of Alpha's Certificate of Incorporation, bylaws, minutes and consents of stockholders and of the Board of Directors are available for inspection at Alpha's offices and have been previously delivered to CF's general counsel.

     3.3 Corporate Power.  Alpha has now, or will have at the Closing Date, all requisite corporate power to enter into this Agreement and the Registration
Rights Agreement ("Registration

                                        2

Alpha Engines Corporation
Class B Common Stock Purchase Agreement

Rights Agreement") in the form attached to this Agreement as Exhibit 3.3, and has or will have taken all actions necessary for the authorization, execution, and delivery of this Agreement and the Registration Rights Agreement, to sell the Shares under this Agreement, and to carry out and perform its obligations under the terms of this Agreement. This Agreement and the Registration Rights
Agreement are each valid and binding obligations of Alpha enforceable in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

     3.4 Subsidiaries. Alpha does not control, directly or indirectly, any other corporation, association, or business entity.

     3.5 Capitalization. The authorized capital stock of Alpha is 11,000,000 shares of its Common Stock ("Common Stock"), of which 1,000,000 shares have been designated as Class A Stock, Par Value $0.001 and 10,000,000 shares have been designated as Class B Stock, Par Value $0.001. Immediately prior to the Closing,
1,000,000 shares of Class A Stock and 7,393,000 shares of Class B Stock will be issued and outstanding. The holders of record of the presently issued and outstanding Common Stock prior to or on the Closing are as set forth on Exhibit
3.5. All of the issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities. No rights, options, warrants, conversion,: rights, or agreements for the purchase or acquisition from Alpha of any shares of its capital stock are outstanding.

     3.6 Authorization.

                   (a) Corporate Action. All corporate action on the part of
Alpha, its officers, directors, and stockholders necessary for the sale and issuance of the Shares pursuant to this Agreement and the performance of Alpha's obligations under this Agreement and under the Registration Rights Agreement has been taken or will be taken prior to the Closing.

                   (b) Valid Issuance. Except for any restrictions on transfer under state and/or federal securities laws as set forth in this Agreement, and as may be required by future changes in such law, the Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid, and nonassessable and will be free of any liens or encumbrances.

                   (c) No Preemptive Rights. No person has any right of first refusal or any preemptive rights in connection with the issuance of the Shares or any future issuances of securities by Alpha, other than as provided in this
Agreement.

     3.7 Patents. Trademarks, etc. Alpha owns and possesses or is licensed under all patents, patent applications, licenses, trademarks, trade names, trade secrets, inventions, copyrights, and all other property rights used in the operation of its business as now conducted and as proposed to be conducted, with no known infringement of or conflict with the rights of others respecting any of the same. Alpha is not obligated or under any liability whatsoever to make any payments by way of royalties, fees, or otherwise to any owner, licensor of, or other claimant to, any patent, trademark, trade name, trade secret, copyright, or other property rights with respect to the use of any of the same, or in connection with the conduct of its business, or otherwise. Alpha has not received any communications alleging that it has violated or, by conducting its business as

                                        3

Alpha Engines Corporation
Class B Common Stock Purchase Agreement

proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, or other property rights of any other person or entity, nor is Alpha aware (after reasonable investigation) of any basis for the foregoing.

     3.8 Compliance with Other Instruments, None Burdensome, etc. Alpha is not in violation of any term of its Certificate of Incorporation or bylaws, nor is
Alpha in violation of or default in any material respect of any mortgage, indenture, contract, agreement, instrument, judgment, or decree. To the best of
Alpha's knowledge, Alpha is not in violation of any order, statute, rule, or regulation applicable to Alpha. The execution, delivery, and performance of and compliance with this Agreement or the Registration Rights Agreement, and the issuance and sale of the Shares pursuant to this Agreement will not (a)
constitute or result in any such violation, or (b) result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of Alpha pursuant to any such term.

     3.9 Proprietary Agreements; Employees. Each employee of Alpha has executed an agreement regarding confidentiality and proprietary information, the form of which has been provided and is reasonably acceptable to CF's general counsel.
Alpha is not aware that any of its employees are in violation of their confidentiality and proprietary information agreement and will use its best efforts to prevent any such violation. Alpha is not aware that any of its employees is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of Alpha or that would conflict with Alpha's business as conducted or as proposed to be conducted or that would prevent any such employee from assigning inventions to
Alpha. Neither the execution nor delivery of this Agreement or the Registration
Rights Agreement, nor the carrying on of Alpha's business as proposed; will, to
Alpha's knowledge (after a reasonable investigation), conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant, or instrument under which any of such employees is now obligated. Alpha does not believe that it is: or will be necessary for
Alpha to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by Alpha.

     3.10 Litigation, etc. There is no action, proceeding, or investigation pending against Alpha or its officers, directors, or stockholders, or to the best of Alpha's knowledge, against employees or consultants of Alpha (or, to the best of Alpha's knowledge, any basis for, or threat of, any action, proceeding, or investigation): (a) which might result, either individually or in the aggregate, in (1) any Material Adverse Event, or (2) any material impairment of the right or ability of Alpha to carry on its business as now conducted or as proposed to be conducted, or (3) any material liability on the part of Alpha; or
(b) which questions the validity of this Agreement, the Registration Rights
Agreement, or any action taken or to be taken in connection with this Agreement or the Registration Rights Agreement, including in each case, without limitation, actions pending or threatened involving the prior employment of any of Alpha's employees, the use in connection with Alpha's business of any information or techniques allegedly proprietary to any of its former employees, or their obligations under any agreements with prior employers. Alpha is not a party to or subject to the provisions of any order, writ, injunction, judgment, or decree of any court or government agency or instrumentality. There is no action, suit, proceeding, or investigation by Alpha currently pending or which
Alpha intends to initiate.

Alpha Engines Corporation
Class B Common Stock Purchase Agreement

     3.11 Governmental Consent, etc. No consent, approval, or authorization of or designation, declaration, or filing with any governmental authority on the part of Alpha is required in connection with: (a) the valid execution and delivery of this Agreement, or (b) the offer, sale, or issuance of the Shares or
(b) the obtaining of the consents, permits, and waivers specified in Section
6.1(c) of this Agreement, except filings or qualifications under the California
Corporate Securities Law of 1968, as amended ("California Law") or other applicable blue sky laws, which filings or qualifications, if required, will have been timely filed or obtained after the sale of the Shares.

     3.12 Offering. In reliance on the representations and warranties of CF in
Section 5 of this Agreement, the offer, sale, and issuance of the Shares in conformity with the terms of this Agreement will not result in a violation of the requirements of Section 5 of the Securities Act of 1933, as amended
("Securities Act") or the qualification or registration requirements of the
California Law, or other applicable blue sky laws.

     3.13 Title. Alpha owns its property and assets free and clear of all liens, mortgages, loans, or encumbrances, except liens for current taxes and such encumbrances and liens which arise in the ordinary course of business and do not materially impair Alpha's ownership or use of such property or assets. With respect to the property and assets leased by Alpha, Alpha is in compliance with such leases and, to the best of Alpha's knowledge, holds valid leasehold interests free and clear of any liens, claims, or encumbrances.

     3.14 Material Contracts and Commitments.  All of the contracts, mortgages, indentures, agreements, instruments, and transactions to which Alpha is a party or by which it is bound (including purchase orders to Alpha or placed by Alpha)
which involve obligations of, or payments to, Alpha in excess of $10,000 and all agreements between Alpha and its officers, directors, consultants, and employees
(collectively, "Contracts") are set forth on the list attached to this Agreement as Exhibit 3.14. A copy of each Contract has been delivered to CF's general counsel. Each Contract is valid, binding, and in full force and effect in all material respects and enforceable by Alpha in accordance with its terms in all material respects, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors' rights and rules or laws concerning equitable remedies. Alpha is not in material default under any Contract. To the best of Alpha's knowledge, no other party to any Contract is in material default under the Contract.

     3.15 Financial Information. Alpha has delivered to CF its unaudited, interim financial statements for the six-month period ended June 30, 1988
("Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the period indicated (except as disclosed in the Financial Statements and except that interim financial statements do not contain the footnotes required by generally accepted accounting principles). The Financial Statements accurately set out and describe the financial condition and operating results of Alpha as of the dates and during the periods indicated in the Financial Statements.

     3.16 Registration Rights. Other than as granted to CF pursuant to the
Registration Rights Agreement, Alpha has not granted or agreed to grant any registration rights, including piggyback registration rights, to any person or entity.

                                                                                                                  s.

 Alpha Engines Corporation
 Class B Common Stock Purchase Agreement

     3.17 Certain Transactions. Alpha, is not indebted, directly or indirectly, to any of its officers, directors, or stockholders or to their spouses or children, in any amount whatsoever; with the exception of those debts noted in
Exhibit 3.14; and none of said officers, directors, or, to the best of Alpha's knowledge, stockholders, or any member of their immediate families, are indebted to Alpha or have any direct or indirect ownership interest in any firm or corporation with which Alpha is affiliated or with which Alpha has a business relationship. No such officer, director, or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with Alpha. Alpha is not guarantor or indemnitor of any indebtedness of any other person, firm, or corporation.

     3.18 Corporate Documents; Minute Books. Except for amendments or restatements necessary to satisfy representations and warranties or conditions contained in this Agreement (the form of which amendments or restatements has been approved by CF), the Certificate of Incorporation and bylaws of Alpha are in the form previously provided to CF. The minute books of Alpha previously provided to CF's general counsel contain a complete summary of all meetings of directors and stockholders since the time of Alpha's incorporation.

     3.19 Employee Benefit Plans. Alpha does not have any "employee benefit plan" as defined in the Employee Retirement Income Security Act of 1974, as
amended.

     3.20 Real Property Holding Company; Public Utility Holding Company;
Investment Company. Alpha is not a "real property holding company" within the meaning of Section. 897(c)(2) of the United States Internal Revenue Code of
1986, as amended. Alpha is not subject to regulation under the Public Utility
Holding Company Act of 1935 or the Investment Company Act of 1940.

     3.21 Disclosure. No representation or warranty by Alpha in this Agreement, or any document or certificate furnished or to be furnished to CF pursuant to this Agreement, or in connection with the transactions contemplated by this
Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made in this Agreement and in any furnished document or certificate, in the light of the circumstances under which they were made, not misleading; provided, however, that with regard to the operating projections which have been delivered to CF, Alpha represents only that such projections were prepared in good faith and that Alpha reasonably believes there is a reasonable basis for such projections.

     3.22 Changes. No Material Adverse Event has occurred since March 31, 1988.

     3.23 Representations and Warranties of Founder. To the best of Alpha's knowledge, the representations and warranties of the Founder set forth in
Section 4 of this Agreement are true and correct.

Alpha Engines Corporation
Class B Common Stock Purchase Agreement

     4. REPRESENTATIONS AND WARRANTIES OF FOUNDER.

     Founder represents and warrants to CF as follows:

     4.1 Compliance With Other Instruments.

                   (a) He is not obligated under any contract (including any
license, covenant, or commitment of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency which would conflict with Alpha's business as currently or as proposed to be conducted

                   (b) Neither the execution nor delivery of this Agreement or the Registration Rights Agreement, nor the carrying on of Alpha's business as a director, officer, or employee by Founder, nor the conduct of Alpha's business as currently or as proposed to be conducted, will conflict with or result in a breach of the terms, conditions, or provisions of or constitute a default under any contract, covenant, or instrument under which he is now obligated.

     4.2 Rights of Other Parties. No third party owns any rights, title, or interest with respect to any inventions (whether or not patentable), work of authorship, mask work, proprietary information, or know-how disclosed by the
Founder to Alpha or used by the Founder in the conduct of Alpha's business, except to the extent Alpha has licensed rights from such third party sufficient for the conduct of Alpha's business as it is currently proposed to be conducted.

     5. REPRESENTATIONS AND WARRANTIES OF CF AND RESTRICTION ON TRANSFER IMPOSED
BY THE SECURITIES ACT OF 1933.

     5.1  Representations  and  Warranties by CF. CF represents  and warrants to
Alpha as follows:

                   (a) Investment Intent. This Agreement is made with CF in
reliance upon CF's representation to Alpha, which by CF's execution of this
Agreement CF confirms, that the Shares to be received by CF are being acquired for CF's own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering of the Shares within the meaning of the Securities Act and the California Law.
CF has the full right; power, and authority to enter into and perform this
Agreement and the Registration Rights Agreement; and this Agreement and the
Registration Rights Agreement constitute valid and binding obligations upon it.

                   (b) Shares Not Registered. CF understands and acknowledges that the offering of the Shares pursuant to this Agreement will not be registered under the Securities Act or qualified under the California Law on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration under the Securities Act and exempt from qualification pursuant to Section 25102(f) of the California Law, and that
Alpha's reliance upon such exemptions is predicated upon CF's representations set forth in this Agreement. CF acknowledges and understands that the Shares must be held indefinitely unless the Shares are subsequently registered under the Securities Act and qualified under the California Law or an exemption from such registration and such qualification is available.

Alpha Engines Corporation
Class B Common Stock Purchase Agreement

                   (c) No Transfer. CF agrees that in no event will it dispose of any of the Shares (other than in conjunction with an effective registration statement for the Shares under the Securities Act or in compliance with Rule 144 promulgated under the Securities Act) unless and until (1) CF notifies Alpha of the proposed disposition and furnishes Alpha with a statement of the circumstances surrounding the proposed disposition, and (2) if reasonably requested by Alpha. CF will furnish Alpha with an opinion of counsel satisfactory in form and substance to Alpha to the effect that (i) such disposition will not require registration under the Securities Act and (ii)
appropriate action necessary for compliance with the Securities Act, the
California Law, and any other applicable state, local, or foreign law has been taken. It is agreed that Alpha will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                   (d) Knowledge and Experience. CF (1) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of CF's prospective investment in the Shares; (2) has the ability to bear the economic risks of CF's prospective investment; (3) has been furnished with and has had access to such information as CF has considered necessary to make a determination as to the purchase of the Shares together with such additional information as is necessary to verify the accuracy of the information supplied; (4) has had all questions which have been asked by CF satisfactorily answered by Alpha; and (5) has not been offered the Shares by any form of advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such media.

                   (e) Not Organized to Purchase. CF represents that it has not been organized for the purpose of purchasing the Shares.

                   (f) Holding Requirements. CF understands that if Alpha does not register its Common Stock with the Securities and Exchange Commission
("SEC") pursuant to Section 12 or become subject to Section 15(d) of the
Securities Exchange Act of 1934, as amended ("Exchange Act") or supply information pursuant to Rule 15c2-11 under the Exchange Act or if a registration statement covering the Shares (or a filing pursuant to the exemption from registration under Regulation A of the Securities Act covering the Shares) under the Securities Act is not in effect when it desires to sell the Shares, CF may be required to hold the Shares for an indeterminate period. CF also understands that any sale of the Shares that might be made by CF in reliance upon Ruse 144 under the Securities Act may be made only in limited amounts in accordance with the terms and conditions of that rule.

                   (g) Organization, Power and Authority. CF is duly organized, validly existing, and in good standing under the laws of the State of Delaware.
CF has all requisite power to execute and deliver this Agreement and to perform its obligations under this Agreement. This Agreement has been duly and validly authorized by CF, duly executed, and delivered by an authorized representative of CF and constitutes a valid, legal, and binding obligation of CF, enforceable in accordance with its terms, except as such enforceability is limited by applicable insolvency and other laws affecting creditors' rights generally and by the availability of equitable remedies. The execution and delivery of this
Agreement by CF, the performance by CF of its obligations under this Agreement, and the consummation of the transactions contemplated in this Agreement will not result in a breach or violation of any of the terms or provisions of CF's

Alpha Engines Corporation
Class B Common Stock Purchase Agreement

certificate of incorporation or bylaws, as amended, or any statute, rule, regulation, or order of any court or governmental agency or body having jurisdiction over CF or any of its property.

     5.2 Legends. Each certificate representing the Shares may be endorsed with the following legends:

                   (a) Federal Legend. THE SECURITIES REPRESENTED BY THIS
CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED ("ACT") AND ARE "RESTRICTED SECURITIES" AS DEFR4ED IN RULE 144
PROMULGATED UNDER TIC ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR
OTHERWISE DISTRIBUTED EXCEPT (1) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION
STATEMENT FOR THE SHARES UNDER THE ACT OR (2) IN COMPLIANCE WITH RULE 144, OR
(3) PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO TIC CORPORATION THAT SUCH
REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SAID SALE, OFFER, OR
DISTRIBUTION.

                   (b) Other Legends. Any other legends required by the
California Law or other applicable state blue sky laws.

     Alpha need not register a transfer of legended Shares, and may also instruct its transfer agent not to register the transfer of the Shares, unless the conditions specified in each of the foregoing legends are satisfied.

     5.3 Removal of Legend and Transfer Restrictions. Any legend endorsed on a certificate pursuant to Section 5.2(a) and the stop transfer instructions with respect to such legended Shares will be removed, and Alpha will issue a certificate without such legend to the holder of such Shares if such Shares are registered under the Securities Act and a prospectus meeting the requirements of
Section 10 of the Securities Act is available or if such holder satisfies the requirements of Rule 144(k) and, where reasonably deemed necessary by Alpha, provides Alpha with an opinion of counsel for such holder of the Shares, reasonably satisfactory to Alpha, to the effect that (a) such holder meets the requirements of Rule 144(k), or (b) a public sale, transfer, or assignment of such Shares may be made without registration.

     5.4 Rule 144. CF is aware of the adoption of Rule 144 by the SEC under the
Securities Act, which permits limited public resales of securities acquired in a nonpublic offering, subject to the satisfaction of certain conditions. CF understands that under Rule 144, the conditions include, among other things: the availability of certain current public information about the issuer and the resale occurring not less than two years after the party has purchased and paid for the securities to be sold. Alpha covenants that (a) at all times after Alpha first becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Alpha will use its best efforts to comply with the current public information requirements of Rule 144(c)(1) under the Securities Act; and
(b) at all such times as Rule 14.4 is available for use by CF, Alpha will furnish CF upon request with all information within the possession of Alpha required for the preparation and filing of Form 144.

                                        9

Alpha Engines Corporation
Class B Common Stock Purchase Agreement

     CONDITIONS TO CLOSING.

     6.1  Conditions to CF's  Obligations.  The obligation of CF to purchase the
Shares at the Closing is subject to the fulfillment to its satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived in accordance with the provisions of Section 8.1 of this Agreement:

                   (a) Representations and Warranties Correct; Performance of
Obligations. The representations and warranties made by Alpha in Section 3, and by the Founder in Section 4, of this Agreement are true and correct when made, and will be true and cornea in all material respects on the Closing Date with the same force and effect as if they had been made on and as of the Closing
Date. Alpha will have performed in all material respects all obligations and conditions in this Agreement required to be performed or observed by it on or prior to the Closing Date.

                   (b) Opinion of Alpha. CF will have received from counsel to
Alpha reasonably acceptable to CF an opinion dated the Closing Date substantially the same, in form and content, as that attached to this Agreement as Exhibit 6.1.

                   (c) Consents and Waivers. Alpha will have obtained in a
timely fashion any and all consents, permits, and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

                   (d) Registration Rights Agreement. Alpha and CF will have
executed the Registration Rights Agreement in the form attached as Exhibit 3.3 to this Agreement.

                    (e) Compliance Certificate. Alpha will have delivered a
Certificate, executed by the President of Alpha, dated the closing Date, certifying to the fulfillment of the conditions specified in Sections 6.1(a),
6.1(c), and 6.1(d) of this Agreement.

                    (f) Board Approval. CF's board of directors will have
approved this Agreement, the Registration Rights Agreement, and the transactions contemplated by those agreements.

     6.2 Conditions to Alpha's Obligations. Alpha's obligation to sell and issue the Shares at the Closing is subject to the fulfillment to the satisfaction of
Alpha on or prior to the Closing Date of the following conditions, any of which may be waived by Alpha:

                   (a) Representations and Warranties Correct. The
representations and warranties made by CF in Section 5 of this Agreement will be true and correct when made, and will be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the Closing
Date.

                   (b) Conditions Fulfilled. The conditions set forth in Section
6.1(c) have been fulfilled.

     7. AFFIRMATIVE COVENANTS OF ALPHA. Alpha covenants and agrees as follows:

     7.1 Financial Information. Alpha will deliver to CF as soon as practicable after the end of each quarter (including the last quarter of the fiscal year), and in any event within 45 days

                                       10

Alpha Engines Corporation
Class B Common Stock Purchase Agreement

thereafter, unaudited consolidated balance sheets of Alpha and its subsidiaries, if any, as of the end of such quarter; and unaudited statements of consolidated income and unaudited consolidated statements of changes in financial position
(or equivalent unaudited cash flow statements if required by the Financial
Standards Board), for such quarter and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles (except for required footnotes), all in reasonable detail and signed, subject to changes resulting from year-end audit adjustments, by the principal financial officer of
Alpha.

     7.2 Equity Method of Accounting and Access to Additional Information.

                   (a) If CF desires at some date to account for its investment in Alpha by the equity method, Alpha will promptly furnish to CF all information reasonably available to Alpha that is required by generally accepted accounting principles to enable CF so to account. Alpha will provide or arrange for others to provide CF with information, to the extent reasonably available, regarding
Alpha and to otherwise cooperate with CF so as to enable CF to prepare financial statements in accordance with generally accepted accounting principles and to comply with CF's reporting and disclosure requirements under applicable securities laws and regulations.

                   (b) So long as CF, together with its affiliates, holds any of the Shares, CF, or any person or persons designated by CF, may visit and inspect any properties of Alpha or any of Alpha's subsidiaries, examine the books of account of Alpha and its subsidiaries, and discuss the affairs, finances, and accounts of Alpha or, any of its subsidiaries with its and their officers, employees, and independent contractors, and with its or their independent accountants, all upon reasonable notice and at such reasonable times and as often as CF may desire.

     7.3 Conflicts of Interests. Alpha will use its best efforts to ensure that
Alpha's employees, during the term of their employment with Alpha, do not engage in activities which would result in a conflict of interest with Alpha, without the consent of the holders of at least two-thirds of the outstanding Shares which have not previously been sold to the public. Alpha's obligations under this Agreement include, but are not limited to, (a) requiring that Alpha's employees devote their primary productive time, ability, and attention, to the business of Alpha (provided, however, Alpha's employees may engage in other professional activity if such activity does not materially interfere with their obligations to Alpha), and (b) requiring that Alpha's employees enter into agreements regarding proprietary information and confidentiality; provided, however, neither Alpha nor any of its employees will be precluded from developing, manufacturing, and marketing other engines for fields of use outside the heavy duty truck engine field of use, entering into joint ventures for the exploitation of such other developments, and engaging in any and all other businesses which arise from or are related to those activities, and engaging in those activities will not violate this Section 7.3; provided, however, that none of Alpha's or any of its employee's other activities interferes with or is otherwise to the detriment of the construction, demonstration, or testing of the
SODI Demonstration Engine or the design, development, or construction of the
SODI Production Engine. Alpha's obligations under this Section 7.3 will terminate immediately prior to Alpha's first firmly underwritten public offering registered under the Securities Act or the successful completion of its first public offering registered under the Securities Act.

                                       11

Alpha Engines Corporation
Class B Common Stock Purchase Agreement

     7.4 Use of Proceeds.

                   (a) Alpha agrees that the proceeds from the sale of the
Shares under this Agreement will only be used to construct, deliver, and demonstrate the SODI Demonstration Engine. The proceeds from the sale of the
Shares remaining after the testing of the SODI Demonstration Engine (as shown on the unaudited project expense statement delivered by Alpha to CF as soon as practicable after the testing of the S013I Demonstration Engine) will be contributed to the Alpha-CF joint venture, if CF and Alpha elect to go forward.
Alpha will undertake the construction of the SODI Demonstration Engine and deliver the SODI Demonstration Engine for testing at a facility of CF's choosing and at CF's expense. Alpha will use its best efforts to complete the accelerated project within the six-month period immediately following the Closing Date. To validate Alpha's best efforts, the Founder will devote not less than 6(1% of his working time to the accelerated project for CF until its completion. CF, as an
Alpha stockholder and potential joint venture partner, agrees to cooperate with
Alpha to expedite the accelerated project. CF will have the option, at its sole discretion and without penalty, to terminate the accelerated project without any further obligation on CF's part if the SODI Demonstration Engine is not delivered for testing within the twelve-month period immediately following the
Closing Date.

                    (b) Alpha and CF representatives will meet at least once
each month to review the activities accomplished to date and the activities planned.

                    (c) Alpha will take all steps reasonably necessary to
protect Alpha's proprietary rights with respect to the SODI Engine and the SODI
Demonstration Engine, including, without limitation, diligently Ming and prosecution of patent applications in the United States and foreign countries.

                   (d) As soon as reasonably practicable after Alpha notifies CF that the SODI Demonstration Engine is ready for testing, CF will conduct (or have conducted by others on its behalf) at a facility of CF's choosing the tests necessary (1) to show that the $4DI Demonstration Engine will produce at least
78 horsepower with diesel and methanol fuels and (Z) to determine the SODI
Demonstration Engine's horsepower (via torque and RPM readout on a dynamometer), as well as its fuel consumption, thermal efficiency, and exhaust emissions
(including emission and particulate levels), provided, however, that before releasing the SODI Demonstration Engine to CF for testing, CF will take reasonable measures to ensure that (1) the SODI Demonstration Engine will only be uncrated and tested at a site of CF's choosing, (2) personnel designated by
Alpha will have the right to crate and uncrate the engine, as well as the right to be present at all times during the testing, (3) CF will bear the testing costs, and (4) a written report of the test results will be provided to Alpha.
Alpha and CF will each keep the test results in strict confidence, except as otherwise mutually agreed, for the 90-day period immediately following the start of testing.

     7.5 Agreement to Enter Into a Joint Venture.

                   (a) Upon CF's determination in its sole discretion that it wishes to proceed with the final development and commercialization of the SODI
Production Engine, CF and Alpha will negotiate in good faith the formation of a joint venture between CF and Alpha with exclusive rights to the SODI Engine within the heavy duty truck engine field of use. The CF Alpha joint venture agreement will incorporate the minimum terms and conditions set forth in Exhibit
7.5 to this Agreement. Alpha may elect not to form a joint venture with CF if
Alpha reasonably concludes

                                       12

Alpha Engines Corporation
Class B Common Stock Purchase Agreement

that the funds to be contributed by CF to the joint venture will be insufficient to accomplish the results contemplated by the joint venture agreement.

                   (b) Prior to the formation of a CF-Alpha joint venture or
CF's or Alpha's determination not to form a joint venture, whichever comes first, Alpha will not enter into any negotiations or agreement, take any action, or propose to take any action the effect of which would be a Material Adverse
Event or which would be otherwise inconsistent with, or materially adverse to, the formation of the CF-Alpha joint venture in accordance with this Agreement or the CF-Alpha joint venture's business, operations, assets, prospects, or financial condition. CF and Alpha understand and agree that Alpha will be entitled (1) to develop engines for other fields of use, (2) to enter into joint ventures with other parties to exploit the Core Technology in other fields of use, and (3) to acquire manufacturing companies which supply components for various engines manufactured for Alpha, including components sold to the joint venture for use in heavy duty truck engines, without these activities being considered inconsistent with or materially adverse to the interests of the
CF-Alpha joint venture; provided, however, that none of Alpha's other activities interferes with or is otherwise to the detriment of the construction, demonstration, or testing of the SODI Demonstration Engine or the design, development, or construction of the SODI Production Engine.

     7.6 Notice of Acquisition. Alpha will give CF prompt notice of Alpha's receipt of any written notice from any person or group couched in terms that put
Alpha reasonably on notice of the likelihood that the person or group has acquired or is proposing to acquire any interest in Alpha's voting equity which results in, or if successful, would result in, the person or group owning or having the right to acquire more than 5% of any class of Alpha's voting equity outstanding.

     7.7 Assignment of Rights. The rights granted pursuant to Sections 7.1 and
7.2 may be assigned by CF or its transferee upon sale or transfer (other than a sale to the public) of at least 50,000 shares of Shares held by CF (as adjusted for stock dividends, stock splits, recapitalizations, and the like), provided that such rights may not be assigned to a transferee which Alpha reasonably believes is a competitor or intends to become a competitor of Alpha.

     7.8 Confidentiality of Information.

                   (a) Notwithstanding the provisions of Sections 7.1 and 7.2 and the other provisions of this Agreement which provide for CF and its affiliates to obtain financial information from Alpha, to visit and inspect and observe its properties and those of any subsidiaries, and to inspect, test, and be informed about the SODI Demonstration Engine, neither CF nor its affiliates or their representatives, agents, or transferees of its stock will be entitled to exercise those rights unless and until CF and such other persons have executed and delivered to Alpha the form of confidentiality agreement in the form and content of Exhibit 7.8 attached to this Agreement.

                   (b) For the one-year period immediately following Alpha's
notice to CF that the SODI Demonstration Engine is ready for testing, neither
Alpha nor CF may issue a press release or other general publicity concerning the existence or terms of this Agreement or the contents of any exhibit. No restrictions of any type will apply to Alpha's right to disclose such information to any person or enterprise on a private basis as part of a public offering or private placement of its securities or as may be required by law.

                                       13

Alpha Engines Corporation
Class B Common Stock Purchase Agreement

     8. MISCELLANEOUS.

     8.1 Waivers and Amendments. With the written consent of the record holders of at least two thirds of the Shares, the obligations of Alpha and the rights of the holders of the Shares under this Agreement may be waived or amended (either generally or in a particular instance); provided, however, that no waiver or amendment will reduce the proportion of Shares, the holders of which are required to consent to any waiver or supplemental agreement, without the consent of the record holders of all of the Shares. Upon the effectuation of each such waiver or amendment, Alpha will promptly give written notice of the waiver or amendment to the record holders of the Shares who have not previously consented to the waiver or amendment in writing. This Agreement or any provision of this
Agreement may be amended, waived, discharged, or terminated only by a statement in writing signed by the party against which enforcement of the amendment, waiver, discharge, or termination is sought, except to the extent provided in this Section 8.1.

     8.2 Governing Law; Forum. This Agreement will be governed in all respects by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within
Delaware. Any action or proceeding brought by any party against another arising out of or related to this Agreement may be brought in a state or federal court of competent subject matter jurisdiction located within the City and County of
Denver, Colorado, and each of the parties to this Agreement consents to the personal jurisdiction of those courts.

     8.3 Survival. The representations, warranties, covenants, and agreements made in this Agreement will survive the Closing of the transactions contemplated by this Agreement, notwithstanding any investigation made by CF. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of Alpha pursuant to this Agreement or in connection with the transactions contemplated by this Agreement will be treated as representations and warranties by Alpha under this Agreement as of the date of such certificate or instrument.

     8.4 Successors and Assigns.  Except as otherwise expressly provided in this
Agreement, the provisions of this Agreement will inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties to this Agreement.

     8.5 Entire Agreement. This Agreement and the other documents delivered pursuant to this Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects of this Agreement and the other delivered documents. There are no promises, covenants, or undertakings other than those expressly set forth in this Agreement and the other documents delivered pursuant to this Agreement.

     8.6 Notices, etc. All notices and other communications required or permitted under this Agreement will be in writing and will be delivered personally, mailed by first class mail, postage prepaid, or delivered by Federal
Express overnight delivery, addressed (a) if to CF, at 175 Linfield Drive, Menlo
Park, California 94025, Attention: General Counsel or at such other address as
CF furnishes to Alpha and the Founder, or (b) if to Alpha, at 370 17th Street,
Suite 900, Denver, Colorado $0202, Attention: Loren L. Mall, Esq., or at such other address as

                                       14

Alpha Engines Corporation
Class B Common Stock Purchase Agreement

Alpha furnishes to CF and the Founder in writing, or (c) if to the Founder, at his address set forth immediately after the Founder's signature below, or at such other address as the Founder furnished to CF and Alpha in writing. Notices that will be considered effective upon the earlier of receipt or three (3) days after deposit in the United States mail.

     8.7 Severability. If any provision of this Agreement is held invalid or unenforceable for any reason, the invalidity will not affect the validity of the remaining provisions of this Agreement, and the parties will substitute for the invalid provision a valid provision which most closely approximates the intent and economic effect of the invalid provision.

     8. 8 Finder's Fees and Other Fees.

                   (a) Alpha (1) represents and wan ants that it has retained no finder or broker in connection with the transactions contemplated by this
Agreement, and (2) agrees to indemnify and to hold CF harmless of and from any liability for commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which Alpha, or any of its employees ar representatives, are responsible.

                   (b) CF (1) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this
Agreement, and (2) agrees to indemnify and to hold Alpha harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which CF, or any of its employees or representatives, are responsible.

     8.9 Expenses. Alpha and CF will each bear their own expenses and legal fees.

     8.10 Headings. The headings of the sections in this Agreement are for convenience of reference only and are not to be considered in interpreting this
Agreement.

     8.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original, but all of which together will constitute one instrument.

                                       15

Alpha Engines Corporation
Class B Common Stock Purchase Agreement

     8.12 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to Alpha or to any holder of any securities issued or to be issued under this Agreement will impair any such right, power, or remedy of Alpha or such holder, nor will it be construed to be a waiver of any breach or default under this Agreement, or an acquiescence in any breach or default, or a waiver of or an acquiescence in any similar breach or default occurring in the future; nor will any delay or omission to exercise any right, power, or remedy, or any waiver of any single breach or default be considered a waiver of any other right, power, remedy, breach, or default occurring at any time in the past or future. All remedies, either under this Agreement, or by law otherwise afforded to Alpha or any holder, will be cumulative and not alternative.

ALPHA:                                           CF:

ALPHA ENGINES CORPORATION                        CONSOLIDATED FREIGHTWAYS, INC.

By: /s/ Robert L. Scragg                         By:  /s/ W.H. Scherrer, Jr.
        Robert L. Scragg, President                       W.H. Scherrer, Jr., Sr. V.P.

 FOUNDER:

 /s/ Robert L. Scragg
     Robert L. Scragg

 Address:

                                       16

Alpha Engines Corporation
Exhibit 3 to Class B Common Stock Purchase Agreement dated
September 15, 1988 between Alpha Engines Corporation and
Consolidated Freightways, Inc., and Robert L. Scragg.

                             SCHEDULE OF EXCEPTIONS

     The following matters are exceptions to the representations and warranties set out in Section 3 of the Agreement. Each exception given hereafter is an exception to the representations and warranties set forth in the subsection indicated.

  Subsection                Exception

  3.2              Minutes and consents of stockholders and directors
                   since September 11, 1987 are being delivered to
                   Consolidated Freightways' general counsel on
                   September 14, 1988.

  3.5              A subscription agreement for the purchase of
                   shares of Class B common stock from Alpha, and
                   options for the purchase of shares of Class B
                   common stock from Alpha exist. All such obligations
                   have been assumed by Robert L. Scragg and Barbara
                   J.. Scragg, to be fulfilled from the shares of
                   Class B common stock presently held by them.

  3.7              Alpha licenses from Robert L. Scragg the technology
                   which it proposes to use in its business. Royalties
                   of 3.5 percent of gross sales of all products
                   using the technology are payable to Robert L.
                   Scragg.

  3.9              Alpha licenses from Robert L. Scragg the technology
                   which it proposes to use in its business. Royalties
                   of 3.5 percent of gross sales of all products
                   using the technology are payable to Robert L.
                   Scragg.

  3.17             The officers, directors and stockholders of Alpha
                   identified in Exhibit 3.14 are parties to material
                   contracts with Alpha as described in Exhibit 3.14.
                   Robert L. Scragg licenses to Alpha certain technology
                   that Alpha intends to use, and Alpha is obligated
                   to pay him a royalty of 3.5 percent of the gross
                   sales price of all products using the technology.

  3.18             The minute books of Alpha previously provided to
                   CF's general counsel are to be supplemented with
                   minutes of meetings and actions of directors and
                   stockholders held or taken since September 11,
                   1987.

Alpha Engines Corporation
Registration Rights Agreement

                            ALPHA ENGINES CORPORATION
                         CONSOLIDATED FREIGHTWAYS, INC.

                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement ("Agreement") is between ALPHA ENGINES
CORPORATION, a Delaware corporation ("Alpha"), and CONSOLIDATED FREIGHTWAYS,
INC., a Delaware corporation ("CF"). This Agreement is effective as of September
15, 1988.

     1. Definitions. As used in this Agreement:

             (a) The terms "register", "registered", and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended ("Securities Act"), and the declaration or ordering of the effectiveness of the registration statement.

             (b) The term "Registrable Securities" means shares of (1) any and all of Alpha's Class B Common Stock Par Value $0.001, (2) stock issued with respect to or in any exchange for or in replacement of stock included in Section
1(b)(1) above which have not been resold to the public in a registered public offering, or (3) stock issued in respect of the stock referred to in Sections
1(b)(1) or 1(b)(2) as a result of a stock split, stock dividend, or the like, which have not been resold to the public in a registered public offering.

             (c) The term "Offering Document" refers to any preliminary or final prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any registration, qualification under the applicable blue sky or other state securities laws, and compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations.

             (d) The terms "Holder" or "Holders" mean CF or qualifying
transferees under Section 10 of this Agreement who hold Registrable Securities.

     2. Registration by Alpha.

             (a) If at any time or from time to time, Alpha proposes to register any of its securities, for its own account or the account of any of its stockholders other than the Holders, other than a registration relating solely to employee stock option or purchase plans, or a registration on Form S-4 relating solely to an SEC Rule 145 transaction, or a registration on any other form (other than Form S-1, S-2 or S-3, or their successor forms) or any successor to such forms, which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, Alpha will:

                  (1) promptly give to each Holder written notice of the
registration proposal; and

                  (2) include in such registration (and any related
qualification under blue sky laws or other compliance), and in any underwriting involved in the registration, all the Registrable

                                        1

Alpha Engines Corporation
Registration Rights Agreement

Securities specified in a written request or requests, made within 30 days after receipt of the written notice from Alpha, by any Holder or Holders to be included in any such registration, except as set forth in Section 2(b) below.

            (b) If the registration of which Alpha gives notice is for a registered public offering involving an underwriting, Alpha will so advise the
Holders as a part of the written notice given pursuant to Section 2(a)(1). In that event, the right of any Holder to registration pursuant to Section 2 will be conditioned upon the Holder's participation in the underwriting and the inclusion of the Holder's Registrable Securities in the underwriting to the extent provided in this Agreement. All Holders proposing to distribute their securities through the underwriting must (together with Alpha and the other holders distributing their securities through the underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Alpha. Notwithstanding any other provision of this Section 2, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting. Notwithstanding the foregoing, in no event will the amount of securities of the selling Holders included in the offering be reduced below 20%
of the total amount of the securities included in such offering, unless the offering is the initial public offering of Alpha's securities, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other stockholders' securities are included. In the event of a cutback by the underwriters of the number of Registrable Securities to be included in the registration and underwriting, Alpha will advise all Holders of
Registrable Securities which would otherwise be registered and underwritten pursuant to this Agreement, and the number of shares of Registrable Securities that may be included in the registration and underwriting will be allocated first among all such Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by the Holders. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw from the underwriting by written notice to Alpha and the underwriter. Any Registrable
Securities excluded or withdrawn from such underwriting will be withdrawn from such registration.

     3. Form S-3. After Alpha has qualified as a registrant whose securities may be sold pursuant to Form S-3, it will upon the request of any Holder notify such
Holder that it so qualifies. After Alpha has qualified for the use of Form S-3,
Holders of Registrable Securities will have the right to request one registration in any twelve-month period on Form S-3 (such requests will be in writing and will state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of Shares by such Holders), but Alpha will not be required to effect a registration pursuant to this Section
3 unless (a) the Holder or Holders requesting registration propose to dispose of shares of Registrable Securities having an aggregate disposition price (before deduction of underwriting discounts and expenses of sale) of at least $500,000, and (b) the request is within the three-year period immediately following the date Alpha first qualifies for the use of Form S-3.

     Alpha will promptly give written notice to all Holders of Registrable
Securities of the receipt of a request for registration pursuant to this Section
3 and will provide a reasonable opportunity for other Holders to participate in the registration. Subject to the foregoing, Alpha will use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form
S-3 to the extent requested by the Holder or Holders of the shares for purposes of disposition.

                                        2

Alpha Engines Corporation
Registration Rights Agreement

     4. Expenses of Registration. All expenses incurred in connection with any registration, qualification, or compliance pursuant to this Agreement, including without limitation, all registration, filing, and qualification fees, printing expenses, fees and disbursements of counsel for Alpha, arid expenses of any special audits incidental to or required by such registration, will be home by
Alpha except Alpha will not be required to pay fees of legal counsel of a Holder except for a single counsel acting on behalf of all selling Holders (which counsel will also be counsel to Alpha unless counsel to Alpha has a conflict of interest with respect to the representation of any selling Holder or the underwriters object to the selling Holders' representation by Alpha's counsel), or underwriters' fees, discounts, or commissions relating to Registrable
Securities.

     5. Registration Procedures. In the case of each registration, qualification, or compliance effected by Alpha pursuant to this Agreement, Alpha will keep each Holder participating in the registration, qualification, or compliance advised in writing as to the initiation of each registration, qualification, and compliance and as to the completion of the registration. At its expense Alpha will:

             (a) Keep such registration, qualification, or compliance pursuant to Sections 2 or 3 effective for a period of 180 days or until the Holder or
Holders have completed the distribution described in the registration statement relating the distribution, whichever first occurs; and

             (b) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the
Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them; and

             (c) Notify each Holder of Registrable Securities covered by the registration statement at any time when a prospectus relating to the registration statement is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated in the registration statement or necessary to make the statements in the registration statement not misleading in the light of the circumstances then existing; and

             (d) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that the
Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if the securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to the securities becomes effective, (1) a copy of an opinion, dated such date, of the counsel representing Alpha for the purposes of the registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (2) a copy of a letter dated such date, from the independent certified public accountants of Alpha, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any.

     6. Indemnification.

             (a) Alpha will indemnify and hold harmless each Holder of
Registrable Securities, each of its officers, directors, partners, employees, and agents, and each person controlling such

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Alpha Engines Corporation
Registration Rights Agreement

Holder, with respect to which such registration, qualification, or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter of the Registrable Securities held by or issuable to such Holder, against all claims, losses, expenses, damages, and liabilities (or actions in respect to all claims, losses, expenses, damages, and liabilities) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Offering Document, or based on any omission (or alleged omission) to state a material fact required to be stated in any Offering Document or necessary to make the statements in any
Offering Document not misleading, or any violation or alleged violation by Alpha relating to action or inaction required of Alpha in connection with any rule or regulation promulgated under the Securities Act or any state securities law applicable to Alpha, for any reasonable legal and any other expenses incurred by no more than one legal counsel or law firm in connection with investigating, defending, or settling any such claim, loss, damage, liability, or action, provided that Alpha will not be liable in any such case to the extent that any such claim, loss, damage, or liability arises out of or is based on any untrue statement or omission based upon written information furnished to Alpha by an instrument duly executed by such Holder or underwriter specifically for use in any Offering Document, and provided further that the agreement of Alpha to indemnify any underwriter and any person who controls such underwriter contained in this Agreement with respect to any Offering Document will not inure to the benefit of any underwriter from whom the person asserting any such claim, loss, damage, liability, or action purchased the stock which is the subject of the claim, loss, damage, liability, or action, if at or prior to the written confirmation of the sale of such stock, a copy of the prospectus (or the prospectus as amended or supplemented) was not sent or delivered to such person, excluding the documents incorporated in an Offering Document by reference, and the untrue statement or omission of a material fact contained in the Offering
Document was corrected in the prospectus (or the prospectus as amended or supplemented).

             (b) Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify and hold harmless
Alpha, each of its directors, officers, employees, and agents, and each underwriter, if any, of Alpha's securities covered by such a registration statement, each person who controls Alpha within the meaning of the Securities
Act, and each other such Holder, each of its officers, directors, partners, employees, and agents, and each person controlling such Holder, against all claims, losses, expenses, damages, and liabilities (or actions with respect to all claims, losses, expenses, damages, and liabilities) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Offering Document or based on any omission (or alleged omission) to state a material fact required to be stated in any Offering
Document or necessary to make the statements in any Offering Document not misleading, and will reimburse Alpha, such Holders, such directors, officers, partners, employees, agents, persons, or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending, or settling any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in an Offering Document in reliance upon and m conformity with written information furnished to Alpha by an instrument duly executed by such Holder specifically for use in the Offering
Document, and provided further that the agreement of the Holder to indemnify any underwriter and any person who controls such underwriter contained in this
Agreement with respect to any Offering Document will not inure to the benefit of any underwriter from whom the person asserting any such claim, loss, damage, liability, or action purchased the stock which is the subject of any claim, loss, damage, liability, or action, if at or prior to the written confirmation of the sale of such stock, a copy of the prospectus

                                        4

Alpha Engines Corporation
Registration Rights Agreement

(or the prospectus as amended or supplemented) was not sent or delivered to such person, excluding the documents incorporated in the Offering Document by reference, and the untrue statement or omission of a material fact contained in the Offering Document was corrected in the prospectus (or the prospectus as amended or supplemented); provided, however, that in no event will the indemnification provided by any Holder under this Agreement exceed the gross proceeds received by such Holder for the sale of such Holder's securities pursuant to such registration.

             (c) Each party entitled to indemnification under this Section 6
(the "Indemnified Party") will give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and will permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indexing Party, who will conduct the defense of such claim or litigation, will be approved by the Indemnified Party (whose approval will not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided in this Agreement will not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, will, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term of the judgment or settlement the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     7. Lock-Up Provision. Upon receipt of a written request by Alpha or by its underwriters, the Holders will not sell, sell short, grant an option to buy, or otherwise dispose of shares of Alpha's Class B Common Stock or other securities
(except for any such shares included in the registration) for a period of 180 days following the effective date of the initial registration of Alpha's securities; provided, however, that (1) such Holder will have no obligation to enter into the agreement described in this Agreement unless all executive officers, directors, and holders of 5% or more of the outstanding voting securities of Alpha and all other Holders and holders of other registration rights from Alpha, if any, enter into similar agreements, and (2) nothing in this Agreement will prevent any Holder that is a partnership from making a distribution of Registrable Securities to its partners that is otherwise in compliance with applicable securities laws. Alpha may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said 180-day period.

     8. Information by Holder. The Holder or Holders of Registrable Securities
included in any registration must promptly furnish to Alpha such information regarding such Holder or Holders and the distribution proposed by such Holder or
Holders as Alpha may request in writing and as will be required in connection with any registration, qualification, or compliance referred to in this
Agreement.

     9. Rule 144 Reporting. With a view to making available to Holders of
Registrable Securities the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, Alpha agrees at all times after 90 days after the effective date of the first registration filed by Alpha for an offering of its securities to the general public to:

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Alpha Engines Corporation
Registration Rights Agreement

            (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144;

            (b) File with the SEC in a timely manner all reports and other documents required of Alpha under the Securities Act and the Securities Exchange
Act of 1934, as amended ("Exchange Act");

             (c) So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon such Holder's request a written statement by Alpha as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by Alpha for an offering of its securities to the general public), and of the Securities Act and the Securities Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent
-annual or quarterly report of Alpha, and such other reports and documents so filed by Alpha as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration.

     10. Transfer of Registration  Rights. The rights to cause Alpha to register
Registrable Securities of a Holder and keep information available, granted to a
Holder by Alpha under Sections 2, 3, and 9 may be assigned by any Holder to a transferee or assignee of at least 25,000 shares (adjusted for stock splits, stock dividends, reorganizations, and the like from the date of this Agreement)
of its Registrable Securities not sold to the public or a transferee or assignee of any shares of its Registrable Securities not sold to the public that is a partner or affiliate of such Holder, provided, that Alpha is given written notice by the Holder at the time of or within a reasonable time after the transfer, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being assigned, and provided further, that any such transferee or assignee must agree in writing to become subject to the obligations of the transferring Holder under this Agreement.

     11. Limitations on Subsequent Registration Rights. From and after the date of this Agreement, Alpha will not, without the prior written consent of the
Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of Alpha which would allow the holder or prospective holder to include such securities in any registration, unless under the terms of such agreement, the holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his or her securities will not reduce the amount of the Registrable Securities of the Holders which is included.

     12. Miscellaneous.

             (a) Any term of this Agreement may be amended and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of Alpha and
Holders holding at least a majority of the outstanding Registrable Securities.
Any amendment or waiver affected in accordance with this paragraph will be binding upon the parties to this Agreement and their successors and assigns.
Each Holder acknowledges that by the operation of the provisions of this Section
12, the majority of the Holders will have the right and power to diminish or eliminate all rights of the Holders under this Agreement.

                                        6

Alpha Engines Corporation
Registration Rights Agreement

            (b) Each Holder will have the absolute right to exercise or refrain from exercising any right or rights that the Holder may have by reason of this
Agreement, including, without limitation, the right to consent to the waiver of any obligation of Alpha under this Agreement and to enter into an agreement with
Alpha for the purposes of modifying this Agreement or any agreement effecting any modification, and the Holder will net incur any liability to any other
Holder or Holders with respect to exercising or refraining from exercising any such right or rights.

            (c) No Holder will have any right to take any action to restrain or enjoin any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

            (d) This Agreement will be governed in all respects by the laws of the State of Delaware as such laws are applied to  agreements  between  Delaware residents entered into and to be performed entirely within Delaware. Any action or proceeding brought by any party against another arising out of or related to this Agreement may be brought in a state or federal court of competent subject matter jurisdiction located within Santa Clam County, California, and each of the parties to this Agreement consents to the personal jurisdiction of those courts.

            (e) This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject of this Agreement.

            (f) All notices and other communications required or permitted under this Agreement will be in writing and will be personally delivered, mailed by first class mail, postage prepaid, or delivered by Federal Express overnight delivery, addressed to the Holder's address of record as provided to Alpha, or if to Alpha, at the following address:

                  Alpha Engines Corporation
                  370 17th Street, Suite 900
                  Denver, Colorado 80202
                  Attention: Loren L. Mall, Esq.

or at such other address as Alpha or any Holder in the future furnishes to Alpha in writing. Notices that are mailed will be considered given upon the earlier of receipt or 3 days after deposit in the United States mail.

            (g) If any provision of this Agreement is held invalid or
unenforceable for any reason, the invalidity will not affect the validity of the remaining provisions. of this Agreement, and the parties will substitute for the invalid provision a valid provision which most closely approximates the intent and economic effect of the invalid provision.

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Alpha Engines Corporation
Registration Rights Agreement

             (h) This Agreement may be executed in any number of counterparts, each of which will be an original, but all of which together will constitute one instrument.

     IN WITNESS THEREOF, the parties have executed this Agreement as of the date and year first above written.

ALPHA:                                           CF:

ALPHA ENGINES CORPORATION                        CONSOLIDATED FREIGHTVVAYS, INC.

By: /s/  Robert L. Scragg                        By: /s/ W.H. Scherrer, Jr.
         Robert L. Scragg, President                     W.H. Scherrer, Jr., Sr. V.P.